UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2007

Xethanol Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50154	84-1169517
(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 723-4000
(Registrant’s Telephone Number, Including Area Code)

__________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Xethanol Corporation (“Xethanol”), the registrant, announced today that on November 28, 2007, Xethanol reached an agreement in principle with plaintiffs to settle the seven consolidated putative class action lawsuits pending against it, captioned as “In re Xethanol Corporation Securities Litigation,” 06 Civ. 10234 (HB) (S.D.N.Y.). The agreement was reached during a mediation overseen by a retired United States District Court Judge in West Palm Beach, Florida, and attended by counsel for plaintiffs, counsel for Xethanol and the individual defendants and counsel for Xethanol’s insurance carriers. The agreement remains subject to final negotiated writings executed by the parties and approval by the United States District Court for the Southern District of New York.

A copy of the press release issued by Xethanol on December 3, 2007 announcing the agreement in principle to settle these class action lawsuits is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press release issued by Xethanol Corporation on December 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xethanol Corporation

Date: December 3, 2007
By:  /s/ David R. Ames

David R. Ames
Chief Executive Officer and President